UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2010

Asset Acceptance Capital Corp.

(Exact name of Registrant as specified in its charter)

Delaware	000-50552	80-0076779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28405 Van Dyke Avenue

Warren, MI 48093

(Address of principal executive offices)

Registrant’s telephone number, including area code: (586) 939-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2010, Asset Acceptance Capital Corp. (the “Company”) announced the appointment of Reid E. Simpson, age 53, as Senior Vice President – Finance and Chief Financial Officer of the Company effective May 17, 2010. He succeeds Mark A. Redman, who announced his resignation in January 2010 and plans to pursue other opportunities. Mr. Redman’s resignation will be effective May 17, 2010. As Senior Vice President – Finance and Chief Financial Officer, Mr. Simpson will be the principal financial and accounting officer of the Company. He will report directly to Rion B. Needs, the Chief Executive Officer of the Company.

From November 2007 to April 2010, Mr. Simpson served as the Executive Vice President and Chief Financial Officer of Aircell LLC, a leading provider of in-flight mobile broadband services to the commercial and business aviation industries in the United States. From April 2004 to July 2007, Mr. Simpson served as the Chief Financial Officer of eCollege.com, Inc., then a NASDAQ-listed software and services company serving the online education market. Prior to eCollege, he served as Chief Financial Officer of CCC Information Services, Inc., then a NASDAQ-listed provider of advanced software, communication systems, internet and wireless-enabled technology solutions to the automobile claims and collision repair industries. Earlier in his career, from 1981 to 1997, Mr. Simpson held a variety of finance roles with various subsidiaries of The Dun & Bradstreet Corporation, including Chief Financial Officer positions at Dun & Bradstreet Plan Services (from 1988 to 1991), Nielsen Marketing Research (from 1991 to 1993) and DonTech (1993 to 1997).

Terms of Employment

Pursuant to the terms of his employment, Mr. Simpson will be employed as Senior Vice President – Finance and Chief Financial Officer of the Company and Asset Acceptance, LLC, a wholly-owned subsidiary of the Company (the “LLC”). The initial term of his employment ends on December 31, 2011, which term will be automatically extended for additional one-year terms unless at least two years before the end of the applicable term, either party gives notice of an intent not to extend such term or his employment is otherwise terminated. In any case, the term of Mr. Simpson’s employment cannot be extended beyond December 31, 2018.

Compensation

Mr. Simpson’s compensation includes the following:

•	An annual base salary of $340,000, subject to annual review.

•

Participation in the Company’s 2010 Annual Incentive Compensation Plan for Management, with a target bonus of 80% of his base salary, with a potential maximum payment of 120% of his base salary, prorated for 2010 based on his start date.

•	A sign-on bonus of $87,500, with 50% payable on May 17, 2010 and the remaining 50% payable on the shipment of his household goods to his new residence in Michigan.

•	a sign-on equity grant, with a grant date of May 17, 2010, consisting of:

•	23,000 non-qualified stock options that vest in four equal installments on each of the four anniversary dates of the grant date; and

•	10,000 restricted stock units that vest in four equal installments of 25% on each of the four anniversary dates of the grant date.

Mr. Simpson is also entitled to reimbursement for specified relocation expenses, including with respect to the sale of his existing home, and to certain temporary housing benefits.

Change in Control; Severance Benefits.

Subject to certain terms and conditions, Mr. Simpson is entitled to the following severance benefits:

•

If he is terminated without “Cause” or he resigns after a “Substantial Breach” in a non-”Change in Control” situation (as such terms will be defined in a written employment agreement to be finalized by the parties (the “Employment Agreement”)), one times his regular base salary as in effect at the end of the calendar year preceding the termination date (subject to certain adjustments).

•	If he is terminated without “Cause” or he resigns after a “Substantial Breach” within one year after the effective date of a “Change in Control”, in lieu of the severance benefits described above:

•	one times his regular base salary, as in effect at the end of the calendar year preceding the termination date (subject to certain adjustments); plus

•	one times the amount of his bonus for the fiscal year immediately preceding the effective date of the “Change in Control”.

In addition, upon any termination without “Cause” or resignation after a “Substantial Breach”, Mr. Simpson is entitled to receive the amounts necessary to continue his participation pursuant to COBRA (to the extent applicable) for a period of 18 months following his termination or resignation (including dependent coverage) in specified benefit plans provided by the LLC as in effect immediately prior to his termination or resignation.

Clawback- For Cause Matters; Substantial Decline in Stock Price.

If within ninety days after the termination date for a termination without “Cause” or resignation after a “Substantial Breach” the Board of Directors of the Company becomes aware of facts that would have justified termination for “Cause,” pursuant to the terms of the Employment Agreement and subject to certain conditions, the LLC may refrain from paying Mr. Simpson certain unpaid severance obligations under the Employment Agreement or require him to repay any such previously paid amounts.

In addition, subject to certain terms and conditions, any severance payments will be capped at one times his regular base salary (at the rate in effect on the termination date) if at any time during the six months after the termination date the price of the Company’s common stock drops below the closing price on the first trading day after May 17, 2010 and the Board of Directors determines in good faith that such decline was materially attributable to the action or inaction of Mr. Simpson.

Certain Limitations-Parachute Payments.

If any payments to which Mr. Simpson is entitled pursuant to his employment would otherwise constitute a parachute payment under Internal Revenue Code Section 280G, then such payments will be subject to reduction to the extent necessary to assure that he receives the greater of (i) the amount of those payments which would not constitute such a parachute payment or (ii) the after-tax amount of benefits after taking into account any excise tax imposed on such payments.

Other.

Upon finalization of the Employment Agreement, Mr. Simpson also will be subject to certain confidentiality, non-competition and non-interference provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 29, 2010	Asset Acceptance Capital Corp.

	By:	/s/ E.L. Herbert
Name: E.L. Herbert
Title: Vice President-General Counsel

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